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                                             Filed Pursuant to Rule 424(b)(3)
                                             Registration File No.: 333-78121
                                                                    333-78121-01

  Prospectus Supplement dated July 5, 2001 to Prospectus dated August 31, 1999


                          VERIZON GLOBAL FUNDING CORP.
           (FORMERLY KNOWN AS BELL ATLANTIC FINANCIAL SERVICES, INC.)
                                     ISSUER

                           VERIZON COMMUNICATIONS INC.
                  (FORMERLY KNOWN AS BELL ATLANTIC CORPORATION)
                                SUPPORT PROVIDER

                                 $2,455,000,000

                    5.75% SENIOR EXCHANGEABLE NOTES DUE 2003



         This Prospectus Supplement dated July 5, 2001 supplements and amends the Prospectus dated August 31, 1991 as follows:

         The section entitled, "SELLING HOLDERS," beginning on page 38 of the prospectus is amended to include the following selling Noteholder who has provided us with notice and the requisite information as of July 5, 2001. To the extent that a selling Noteholder listed below is already named in the Prospectus, the information set forth below replaces the information in the Prospectus.


Name and Address of Selling             Principal Amount of Notes Beneficially
       Noteholder                                 Owned and to be Sold

Transamerica Life Insurance
& Annuities Co.                                        $5,000,000
1150 S. Olive Street
T2700
Los Angeles, CA 90015